Exhibit 5.1

Dentons US LLP 1221 Avenue of the Americas New York, New York 10020	T+1 212 768 6700 F+1 212 768 6800 Salans FMC SNR Denton dentons.com

May 14, 2014

Board of Directors

ANI Pharmaceuticals, Inc.

210 Main Street West

Baudette, Minnesota 56623

Re:         ANI Pharmaceuticals, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to ANI Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (A) the issuance and sale from time to time pursuant to Rule 415(a)(1)(x), promulgated under the Securities Act, of securities (collectively, the "Company Securities") with an aggregate public offering price of $250,000,000 on a Registration Statement on Form S-3 being filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the "Commission"), as it may be amended (the "Registration Statement"), with such Company Securities consisting of: (i) senior debt securities, in one or more series (the "Senior Debt Securities"), which may be issued under the Indenture (the "Senior Indenture") to be dated on or about the first issuance of the Senior Debt Securities thereunder, by and between the Company and The Bank of New York Mellon, as trustee (the "Trustee"), the form of which is filed as Exhibit 4.7 to the Company’s registration statement on Form S-3, as filed with the Commission on the date hereof (the "Registration Statement"); (ii) subordinated debt securities, in one or more series (the "Subordinated Debt Securities" and together with the Senior Debt Securities, the "Debt Securities"), which may be issued under the indenture (the "Subordinated Indenture") to be dated on or about the date of the first issuance of the Subordinated Debt Securities thereunder, by and between the Company and the Trustee, the form of which is filed as Exhibit 4.8 to the Registration Statement; (iii) shares of preferred stock, par value $0.0001 per share, of the Company (the "Preferred Stock"); (vi) shares of common stock, par value $0.0001 per share, of the Company (the "Common Stock"); (v) warrants to purchase shares of Preferred Stock and shares of Common Stock (the "Warrants"); and (B) sale of up to an aggregate of 3,500,000 of shares of Common Stock (the "Selling Stockholder Securities") by the selling stockholders to be identified in the Registration Statement (the "Selling Stockholders"), from time to time, pursuant to Rule 415(a)(1)(x) under the Securities Act, as set forth in the Registration Statement.

We are delivering this opinion to you in accordance with your request and the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

(a)            the Registration Statement;

(b)           the Restated Certificate of Incorporation of the Company, as amended and restated to date (as so amended and restated, the "Certificate of Incorporation");

(c)            the Amended and Restated Bylaws of the Company, as amended to date (as so amended, the "Bylaws");

(d)            corporate proceedings of the Company relating to its proposed issuance of the Company Securities; and

(e)            such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

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In making the aforesaid examinations, we have assumed the genuineness and authenticity of all documents examined by us and all signatures therein and the conformity to originals of all copies of all documents examined by us. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by it to date.

Based on and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

(1)             When (i) the Registration Statement has become effective under the Securities Act and (ii) with respect to Debt Securities to be issued under either the Senior Indenture or the Subordinated Indenture, when (A) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, (B) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (C) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (D) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") and any officers of the Company to whom such authority has been delegated by the Board has taken all necessary corporate action to approve the issuance and terms of a particular issue of such Debt Securities, the terms of the offering thereof and related matters, and (F) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of (i) the Senior Indenture or Subordinated Indenture, as applicable, and (ii) the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

(2)             With respect to shares of the Common Stock to be sold by the Company, when (i) the Registration Statement has become effective under the Securities Act and (ii) an issuance of the Common Stock has been duly authorized by the Company and, upon issuance and delivery of certificates for the Common Stock against payment therefor in accordance with the terms of such corporate proceeding taken by the Company and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, or upon the exercise of any Warrants to purchase Common Stock in accordance with the terms thereof, or conversion or exchange of Preferred Stock that, by its terms, is convertible into or exchangeable for Common Stock, and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise, as applicable, the shares of Common Stock represented by such certificates will be validly issued, fully paid and non-assessable.

(3)             When (i) the Registration Statement has become effective under the Securities Act, (ii) a series of Preferred Stock has been duly authorized and established by the Company in accordance with the terms of the Certificate of Incorporation, the Bylaws and applicable law, and (iii) the issuance of such series of Preferred Stock has been appropriately authorized by the Company and, upon issuance and delivery of certificates for such series of Preferred Stock against payment therefor in accordance with the terms of such corporate proceeding taken by the Company and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, or upon the exercise of any Warrants for such series of Preferred Stock in accordance with the terms thereof, and receipt by the Company of any additional consideration payable upon conversion, exchange or exercise, as applicable, such series of Preferred Stock represented by such certificates will be validly issued, fully paid and non-assessable.

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(4)              When (i) the Registration Statement has become effective under the Securities Act, (ii) the Warrants and, if applicable, a warrant agreement conforming to the description thereof in the Registration Statement and/or the applicable prospectus supplement have been duly authorized by the Company and any such warrant agreement has been executed and delivered by the Company and the warrant agent named therein and (iii) Warrants conforming to the requirements of any related warrant agreement have been duly authenticated by the applicable warrant agent and the Warrants have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such corporate proceeding taken by the Company, any applicable underwriting agreement or purchase agreement and any applicable warrant agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(5)              With respect to shares of the Selling Stockholders Securities, the Selling Stockholders Securities will be validly issued, fully paid and non-assessable.

Our opinions are subject to the effect of federal and state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors), with respect to which we express no opinion.

Our opinions are subject to the effect of general principals of equity, whether applied by a court of law or equity, including, without limitation, concepts of materiality, good faith and fair dealing and upon the availability of injunctive relief or other equitable remedies, and the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

The Company has informed us that it intends to issue Company Securities from time to time on a delayed or continuous basis. The opinions set forth above are limited to applicable laws as in effect on the date hereof. Prior to issuing any Company Securities pursuant to the Registration Statement (i) the Company will advise us in writing of the terms thereof, and (ii) the Company will afford us an opportunity to review the documents pursuant to which such Company Securities are to be issued or sold (including the applicable offering documents), and the Company will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We express no opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware (including the Delaware General Corporation Law and applicable provisions of the Delaware constitution, but excluding local laws) and the federal laws of the United States of America.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ Dentons US LLP